EXHIBIT 21.1

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization
Resources Connection LLC	Delaware
Names under which Resources Connection LLC does business:
Resources Global Professionals
Resources Connection LLC
Re:sources Connection LLC
RCTC LLC

Resources Healthcare Solutions LLC	Delaware
RGP Property LLC	Delaware
Sitrick Group, LLC	Delaware
Names under which Sitrick Group LLC does business:
SITRICK AND COMPANY
Resources Connection Australia Pty Ltd.	Australia
Names under which Resources Connection Australia Pty Ltd. does business:
Resources Global Professionals
Resources Global Professionals (Belgium) NV	Belgium
Resources Global Professionals, Inc.	Canada
Resources Global Enterprise Consulting (Beijing) Co., Ltd.	People’s Republic of China
Resources Global Enterprise Consulting (Beijing) Co., Ltd — Guangzhou Branch	People’s Republic of China
Resources Global Enterprise Consulting (Beijing) Co., Ltd — Shanghai Branch	People’s Republic of China
Resources Global Professionals (Hong Kong) Limited	Hong Kong, People’s Republic of China
Resources Global Professionals (Hong Kong) — Philippines Branch	Philippines
Resources Global Professionals (Denmark) AS	Denmark
Resources Global Professionals (France) SAS	France
Resources Global Professionals (Germany) GmbH	Germany
taskforce — Management on Demand GmbH	Germany
CRO-force GmbH	Germany
Skillforce — Executive Search GmbH	Germany
Resources Global Professionals (India) Private Ltd.	India
Resources Global Professionals (Ireland) Ltd.	Ireland
Resources Global Professionals (Italy) SRL	Italy
Resources Global Professionals (Japan) K.K.	Japan
Resources Global Professionals (Korea) Ltd.	South Korea
Resources Global Professionals (Luxembourg) Sárl	Luxembourg
Resources Connection Mexico S de RL de CV	Mexico
Resources Management Mexico S de RL de CV	Mexico
Resources Global Professionals (Europe) B.V.	Netherlands
Resources Global Professionals Holdings B.V.	Netherlands
Resources Management & Finance B.V.	Netherlands
Resources Pension & Risk B.V.	Netherlands
Resources Global Professionals (Norway) AS	Norway
Resources Global Professionals (Singapore) Pte. Ltd.	Singapore
Resources Global Professionals Sweden AB	Sweden
Resources Global Professionals (Switzerland) GmbH	Switzerland
Resources Global Professionals (Taiwan) Co. Ltd.	Taiwan
Compliance.co.uk Ltd	United Kingdom
Resources Compliance (UK) Ltd	United Kingdom
Resources Connection (UK) Ltd.	United Kingdom (England and Wales)
Names under which Resources Connection (UK) Ltd. does business:
Resources Global Professionals (UK)